AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 2003
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  |X|
     Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     |X|  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-12

                             HERCULES INCORPORATED
                (Name of Registrant as Specified in Its Charter)

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE
--------------------------------------------------------------------------------
The Hercules Shareholders' Committee For NEW Management * 17 State Street * New York, New York 10004

Contact:          Chris Hayden, Georgeson Shareholder Communications Inc.
                  212-440-9850

FOR IMMEDIATE RELEASE
---------------------

COMMITTEE SENDS LETTER TO HERCULES SHAREHOLDERS

NEW YORK--July 21, 2003-- The Hercules Shareholders' Committee For NEW Management announced today that it sent the following letter to Hercules (NYSE:
HPC) shareholders:

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT
                       17 State Street, New York, NY 10004

                                                                   July 21, 2003

Fellow Hercules Shareholder:

         With the proxy contest coming to a close, Joyce has REFUSED TO RESPOND to the Committee's well documented allegations concerning the Company's lagging performance under his leadership, his poor business judgment as evidenced by the sale of the BetzDearborn business at the worst possible time, the $570 million pension fiasco, his ever escalating compensation which is unrelated to Company and shareholder performance, the $9 per share LBO offer, his support for Hercules' anti-shareholder, corporate governance practices and last, but not least, the fact that Hercules' stock price during Joyce's 26-month tenure has underperformed its specialty chemical peers by almost 30%. Joyce has also REFUSED TWO SEPARATE INVITATIONS TO DEBATE a representative of the Committee, including one to be held in Wilmington before Hercules employees who are shareholders of the Company. APPARENTLY, JOYCE BELIEVES THAT HE'S ACCOUNTABLE TO NO ONE - NOT EVEN YOU.

         Joyce prefers instead to resort to attacks on the Committee, relying on the "red-herring" claim that its attempt to have its nominees elected to a majority of the Board seats without paying shareholders a "control premium" is for some reason inappropriate.

         CONSIDER THE FOLLOWING FACTS AND DECIDE FOR YOURSELF HOW DISINGENUOUS JOYCE'S CONTENTION REALLY IS.

         Joyce took control of Hercules without shareholder approval when a failed Hercules Board, with a long history of poor business judgment, elected him CEO in May 2001. Joyce promptly consolidated his control by appointing, again without shareholder approval, five hand-picked directors. In order to retain control, Joyce has supported every management entrenchment device, including the staggered Board system, poison pill, and, until only two weeks ago, a highly unusual if not unique election
Bylaw.  Not  only  has  Joyce  never  paid  a  "control   premium"  to  Hercules
shareholders nor invested $1 of his own money in Hercules shares, but he initiated, encouraged, and with an LBO firm proposed to participate in, an outrageously low $9 per share offer for the Company only several months ago.

         In contrast to Joyce's acquisition of control, if the Committee's nominees are elected to a majority of the Board seats in this proxy contest, this change of control will have come as a result of two separate proxy contests reflecting the will of the Company's shareholders. Moreover, the control and tenure of the Committee's nominees will be limited BY THEIR OWN COMMITMENT to eliminate not only the poison pill but the staggered Board -- so that if Hercules shareholders are for any reason unhappy with the performance of our directors, they will have the option to replace the Board at any one annual election.

         *        *        *        *       *        *        *        *

         IN THE FINAL ANALYSIS, THE CRITICAL QUESTION FOR HERCULES SHAREHOLDERS IS WHO WILL BETTER SERVE THE SHORT, INTERMEDIATE, AND LONG TERM INTERESTS OF HERCULES SHAREHOLDERS.

         When it comes to their short and intermediate term interests, the choice is between the Committee and its nominees:

          o Whose efforts in connection with this proxy context have contributed in no small measure we believe to the increase of Hercules' stock price from $8.12 per share on February 11, 2003, the day prior to ISP's indication of its intention to wage a proxy contest, to the Company's current stock price of $11 per share. Parenthetically, this is the only period in Joyce's tenure at Hercules in which the Company's stock price has outperformed that of its peers.

          o Who have obtained the commitment of ISP, should the Committee prevail in this proxy contest, to NOT ONLY RETAIN ITS CURRENT HOLDING OF 9.9 MILLION HERCULES SHARES BUT PURCHASE AN ADDITIONAL 10 MILLION SHARES -- 5 MILLION SHARES IN A TENDER OFFER AT A PRICE OF $12 PER SHARE AND 5 MILLION SHARES IN AN OPEN MARKET PURCHASE PROGRAM OVER THE FOLLOWING TWELVE MONTHS. In addition, the Committee has pledged to eliminate the poison pill, which will have the effect of permitting the Company's largest shareholder to increase its stake in accordance with its long-standing request for permission to do so.

                                       OR

         Joyce, who after two years of attempting to sell the Company the best he could do was initiate a $9 per share offer, and whose failed leadership has resulted in the Company's stock price underperforming that of its peers by almost 30%.


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

         ASK YOURSELF: WHOSE ELECTION WILL BE BETTER FOR THE SHORT AND INTERMEDIATE TERM PRICE PERFORMANCE OF HERCULES SHARES?

         We believe that the choice is equally clear when it comes to the long-term interests of Hercules shareholders:

         The Committee, whose members will have an investment in the Company of more than $250 million, include two individuals who are proven managers of SUCCESSFUL SPECIALTY CHEMICALS COMPANIES, and who will elect a top flight, "roll up your sleeves" CEO whose primary objective will be to enhance shareholder values for all Hercules shareholders as a result of a new and revitalized vision for the Company's remaining businesses.

                                       OR

         Joyce, whose disastrous record at Union Carbide, his caretaker CEO role at Hercules whose singular focus on cost-cutting has now largely run its course, and whose lack of vision with regard to Betz Dearborn and inability to see the potential for this business as evidenced by what GE has been able to achieve within just 14 months of the acquisition, does not auger well for Joyce's ability to realize the full potential of Hercules' remaining businesses.

         ASK YOURSELF: WHOSE ELECTION WILL BE BETTER FOR THE REALIZATION OF LONG-TERM VALUES FOR HERCULES SHAREHOLDERS?

         *        *        *        *       *        *        *        *

         WE ASK YOU TO JOIN IN OUR EFFORT TO MAXIMIZE FOR ALL HERCULES SHAREHOLDERS THE FULL POTENTIAL OF OUR INVESTMENTS IN THE COMPANY. IF YOU AGREE WITH US, PLEASE SIGN, DATE, AND RETURN THE COMMITTEE'S NOMINEES' WHITE PROXY CARD - TODAY!

         Please do not underestimate the importance of your vote in this election regardless of the number of shares you own. Even if you have already returned a GOLD proxy card to management, you have every right to change your mind and vote for the Committee's nominees by using the enclosed WHITE proxy card. REMEMBER, ONLY THE LATEST DATED PROXY COUNTS.

                                   Sincerely,

             THE HERCULES SHAREHOLDERS' COMMITTEE FOR NEW MANAGEMENT

/s/Samuel J. Heyman    /s/Harry Fields     /s/Anthony T. Kronman   /s/Sunil Kumar
--------------------   ----------------    ---------------------   ---------------
Samuel J. Heyman       Harry Fields        Anthony T. Kronman      Sunil Kumar



/s/Gloria Schaffer     /s/Vincent Tese     /s/Raymond S. Troubh    /s/Gerald Tsai, Jr.
-------------------    ----------------    ---------------------   --------------------
Gloria Schaffer        Vincent Tese        Raymond S. Troubh       Gerald Tsai, Jr.


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